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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK
OF
RES-CARE, INC.
BY
ONEX RESCARE ACQUISITION, LLC
(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM,
NEW YORK CITY TIME, ON NOVEMBER 5, 2010, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in "The Offer—Section 1. Terms of the Offer" of the Offer to Purchase (as defined below)). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
P.O. Box 43011		250 Royall Street Suite V
Providence, RI 02940-3011		Canton, MA 02021
To Confirm Facsimile Transmission: (781) 575-2332

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Onex Rescare Acquisition, LLC, a Delaware limited liability company (or any permitted assignee thereof, "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 7, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value (the "Shares"), of Res-Care, Inc., a Kentucky corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares:

Certificate No(s) (if available):

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Account No.:

Dated:                        , 2010

SIGN HERE:

Name(s) of Record Holder(s):
(Please print)

Address(es):

(Zip code)

Area Code and Telephone No(s):

Signature(s):

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares") (a) represents that the above named person(s) has a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 ("Rule 14e-4") under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in "The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Select Market ("NASDAQ") trading days after the date hereof. A "NASDAQ trading day" is any day on which NASDAQ is open for business.

Name of Firm:

Address:

(Zip code)

Area Code and Tel. No.

(Authorized signature)

Title:

Name:
(Please type or print)

Dated:                        , 2010

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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Computershare Trust Company, N.A.
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)